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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  ------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported): JUNE 2, 1999



                            EXCEL LEGACY CORPORATION
             (Exact name of Registrant as specified in its charter)




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            DELAWARE                        0-23503                           33-0781747
  (State or Other Jurisdiction      (Commission File Number)     (I.R.S. Employer Identification No.)
       of Incorporation)


16955 VIA DEL CAMPO, SUITE 100
     SAN DIEGO, CALIFORNIA                                                       92127
(Address of Principal Executive Offices)                                      (Zip Code)
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       Registrant's telephone number, including area code: (619) 675-9400


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        This Current Report on Form 8-K is filed by Excel Legacy Corporation, a
Delaware corporation (the "Company"), in connection with the matters described herein.

ITEM 5. OTHER EVENTS.

        On June 2, 1999, the Company entered into an agreement with Price Enterprises, Inc., a Maryland corporation which is operated as a real estate investment trust ("PREN"), pursuant to which the Company has agreed, subject to certain conditions including regulatory clearances, to make an exchange offer at $8.50 per share for any and all shares of PREN Common Stock (the "Company Agreement"). The exchange offer will consist of per share consideration for PREN Common Stock of $4.25 in cash, at least $2.75 in principal amount of newly issued 9% Convertible Subordinated Debentures due 2004 of the Company (convertible at any time into the Company's Common Stock at $5.50 per share) ("Debentures"), and $1.50 in whatever combination the Company elects of cash, Debentures or newly issued 10% Senior Notes due 2004 of the Company. The exchange offer will be made only pursuant to a prospectus. The Company has the right prior to commencing the exchange offer to elect to offer $8.50 per share in cash for any and all shares of PREN Common Stock.

        The Company Agreement was entered into pursuant to a previously announced agreement dated May 12, 1999 (the "Stockholders Agreement") among the Company, Sol Price, as trustee of certain trusts, and certain other PREN stockholders (collectively, the "Selling Stockholders"). Pursuant to the Stockholders Agreement, on May 21, 1999, the Selling Stockholders deposited 4,469,382 shares of PREN Common Stock into escrow and the Company deposited $1,000,000 in cash into escrow. Following the execution of the Company Agreement, the Selling Stockholders are now expected to deposit additional shares of PREN Common Stock into escrow such that the aggregate number of shares held in escrow will represent more than 51% of the PREN voting power. The Company has deposited additional cash into escrow such that the total amount of cash held in escrow equals $7,500,000. The PREN Common Stock held in escrow will be tendered in the Company's exchange offer, and the cash held in escrow will be released to fund part of the cash consideration in the exchange offer. The Company intends to promptly file a registration statement on Form S-4 relating to the exchange offer.

        Following the consummation of the exchange offer, the Company has agreed that the holders of PREN Preferred Stock will be entitled to elect a majority of PREN's Board of Directors and to have one designee on the Company's Board of Directors, until such time as (a) less than 2,000,000 shares of PREN Preferred Stock remain outstanding, or (b) the Company makes a tender offer to acquire any and all outstanding shares of PREN Preferred Stock at a cash price of $16.00 per share (and purchases all shares duly tendered and not withdrawn), or in certain other circumstances. The Company Agreement also provides that no dividend on the PREN Common Stock may be paid from PREN to the Company until all of PREN's obligations for interest expense on debt and preferred dividends are paid and a $7,500,000 reserve is in place on an annual basis. The Company and PREN have agreed that the $7,500,000 reserve may be used for the improvement and/or acquisition of properties, the buy-back of PREN Preferred Stock or the reduction of PREN debt. The Company has also agreed with PREN to take all actions necessary to maintain PREN's status as a real estate investment trust so long as any shares of PREN Preferred Stock remain outstanding.

        The foregoing description of the Company Agreement and the Stockholders Agreement is qualified in its entirety by reference to the Company Agreement, a copy of which is filed as an exhibit hereto and is incorporated by reference herein, and the Stockholders Agreement, a copy of which was filed as an exhibit to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 14, 1999 (File No. 0-23503) and is incorporated by reference herein.

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        On June 2, 1999, the Company and PREN jointly issued a press release announcing the foregoing matters. A copy of the press release is filed as an exhibit hereto and is incorporated by reference herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c) Exhibits. The following exhibits are filed as part of this report:

               10.1 Agreement, dated June 2, 1999, by and between Excel Legacy Corporation and Price Enterprises, Inc. (the "Company Agreement").

               10.2 Agreement, dated May 12, 1999, by and among Excel Legacy Corporation and certain stockholders of Price Enterprises, Inc. listed on the signature pages thereto (the "Stockholders Agreement")(incorporated by reference to
                      Exhibit 10.1 to Current Report on Form 8-K of Excel Legacy Corporation filed with the Securities and Exchange Commission on May 14, 1999 (File No. 0-23503)).

               99.1 Press release, dated June 2, 1999, issued by Excel Legacy Corporation and Price Enterprises, Inc.



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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


        Date:  June 4, 1999       Excel Legacy Corporation


                                  By:    /s/  Richard B. Muir
                                         --------------------------------------
                                         Richard B. Muir
                                         Executive Vice President and Secretary


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                                  EXHIBIT INDEX
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        Exhibit
        Number     Description
        ------     -----------
        10.1       Agreement, dated June 2, 1999, by and between Excel Legacy
                   Corporation and Price Enterprises, Inc. (the "Company
                   Agreement").

        10.2 Agreement, dated May 12, 1999, by and among Excel Legacy Corporation and certain stockholders of Price Enterprises, Inc. listed on the signature pages thereto (the "Stockholders Agreement") (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K of Excel Legacy Corporation filed with the Securities and Exchange Commission on May 14, 1999 (File No. 0-23503)).

        99.1 Press release, dated June 2, 1999, issued by Excel Legacy Corporation and Price Enterprises, Inc.


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